Exhibit 99.1

SUBSCRIPTION AGREEMENT

10-4 Corporation
32, Chemin du Lac des Pins Sud
Montcalm-Weir, Quebec
Canada J0T 2V0

Dear Sirs:

     Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________________ (__________) shares of Common Stock of 10-4 Corporation (the “Company”) at a price of $0.10 per Share (the “Subscription Price”).

     Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

     Purchaser further confirms that Marc Gagnon solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Gagnon.

     MAKE CHECK PAYABLE TO: 10-4 CORPORATION

     Executed this _____ day of ___________________, 2008.

__________________________________                                                       _______________________________________
                                                                                                                           Signature of Purchaser
__________________________________

__________________________________
Address of Purchaser

__________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

____________________________________		X $0.10 ________________	= US$___________
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash: _______	Check #: __________	Other: ______________

10-4 CORPORATION

By: _________________________________

Title: ________________________________